SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2010

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

001-32242

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On September 3, 2010, the Compensation Committee of the Board of Directors of Domino’s Pizza, Inc. (the “Company”) approved a base annual salary increase for Michael T. Lawton from $365,000 to $400,000 in conjunction with his appointment to the position of Chief Financial Officer and Executive Vice President of Finance of the Company, effective as of August 20, 2010. Such appointment was previously disclosed on a Form 8-K filed by the Company. No other terms of Mr. Lawton’s Employment Agreement were modified or amended in connection with his appointment as Chief Financial Officer and Executive Vice President of Finance.

Mr. Lawton will continue to be eligible for a 100% annual performance incentive as described in the Company’s Compensation Discussion and Analysis in its 2010 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: September 9, 2010

/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President

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